UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2010

Keithley Instruments, Inc.
(Exact name of registrant as specified in its charter)
Ohio	1-9965	34-0794417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
28775 Aurora Road, Cleveland, Ohio	44139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Not Applicable
________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On January 7, 2010, Keithley Instruments, Inc. issued a press release announcing the restoration of employee compensation effective January 1, 2010.  The Company stated that it anticipates that the salary restoration will increase fiscal 2010 annualized operating costs by approximately three percent.  Although the Company’s visibility beyond a quarter is extremely limited, it is the Company’s goal to achieve a minimum pre tax return on sales of four percent for fiscal year 2010 after the restoration of compensation and before the gain on sale of the Company’s RF measurement product line.  The Company also updated sales guidance for the first quarter of fiscal 2010 to range between $27 and $28 million and announced that the Company expects to be profitable from operations during the first quarter, excluding the impact of the gain on sale of the Company’s RF measurement product line.   A copy of the release is attached as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof.  The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) of the Securities Act of 1933, as amended.

Forward Looking Statements

Statements in this report that are not historical facts, including those relating to sales, earnings, operating costs, gain from sale, and profitability are “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  Actual results may differ materially from the results stated or implied in the forward-looking statements as a result of a number of factors that include, but are not limited to: worldwide economic conditions; uncertainties in the credit and capital markets; business conditions in the semiconductor, wireless, precision electronics and other segments of the worldwide electronics industry; the Company’s ability to implement planned cost savings initiatives and other initiatives to return to profitability without adversely affecting the Company’s product development program and strategic initiatives; the timing of large orders from customers or canceling orders in backlog; changes in product and sales mix, and the related effects on gross margins; the Company's ability to develop new products in a timely fashion and gain market acceptance of those products to remain competitive and gain market share; the Company’s ability to work with third parties; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; and the impact of the Company’s fixed costs in a period of stabilizing sales.  Further information on factors that could cause actual results to differ from those anticipated is included in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q which are filed with the Securities and Exchange Commission.  In light of these uncertainties, the inclusion of forward-looking information should not be regarded as a representation by the Company that its plans or objectives will be achieved.  Further, the Company is not obligating itself to revise forward-looking statements contained herein to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEITHLEY INSTRUMENTS, INC.

January 8, 2010	By:	/s/ Mark J. Plush
Name: Mark J. Plush
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 7, 2010